[Letterhead of Ernst & Young]

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) of Petroleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and Petrobras International Finance Company (“PIFCo”), and to the incorporation by reference therein of our report dated May 13, 2005, with respect to the consolidated financial statements of Petrobras and its subsidiaries included in the Annual Report (Form 20-F) of Petrobras for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG
ERNST & YOUNG AUDITORES
INDEPENDENTES
Paulo José Machado
Partner

Rio de Janeiro, RJ – Brasil

July 14, 2005

[Letterhead of Ernst & Young]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statements (Amendment #3 to Form F-3 No. 333-118644 and Amendment #2 to Form F-3 No. 333-92044) of Petroleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and Petrobras International Finance Company (“PIFCo”), and to the incorporation by reference therein of our report dated February 14, 2005, with respect to the consolidated financial statements of PIFCo and its subsidiaries included in the Annual Report (Form 20-F) of PIFCo for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Ernst & Young Auditores Independentes

Paulo José Machado Partner

Rio de Janeiro, RJ – Brazil

July 14, 2005